Exhibit 10(a)

THE NEWHALL LAND AND FARMING COMPANY

MANAGEMENT UNIT OWNERSHIP PROGRAM

AMENDMENT NO.  4

WHEREAS, The Newhall Land and Farming Company (the “Company”) established The Newhall Land and Farming Company Management Unit Ownership Program (the “Plan”) for the benefit of certain of its employees, effective March 1994;

WHEREAS, Section 20 of the Plan provides that the Compensation Committee of the Board of Directors (the “Compensation Committee”) may amend or terminate the Plan from time to time;

WHEREAS, the Compensation Committee has authorized and approved the amendment of the Plan as set forth herein;

NOW, THEREFORE, effective July 25, 2003, the Plan is amended as follows:

1.                                       Add a new Section 21 as follows:

“21.  Suspension of Program.  Notwithstanding anything contained herein to the contrary at any time that the Partnership has entered into an agreement to effect a Structural Transaction, the grant of Unit Rights under Section 5 shall be suspended (a “Structural Transaction Suspension”) so that no additional Unit Rights will be granted under this Program; provided, however, if the Compensation Committee of the Board of Directors formally determines that the Structural Transaction has been abandoned, (a) the Structural Transaction Suspension with respect to such Structural Transaction shall automatically prospectively lapse as of that date; and (b) the Partnership shall grant each Grantee the number of Unit Rights that he or she would have been granted in the absence of the Structural Transaction Suspension and, for each such grant, shorten the vesting schedule set forth in Section 6 by the number of days earlier that the grant would have occurred in the absence of the Structural Transaction Suspension.”

This Amendment No. 4 of The Newhall Land and Farming Company Management Unit Ownership Program has been approved and adopted as of July 25, 2003.

The Newhall Land and Farming Company
(A California Limited Partnership)

By:	Newhall Management Limited Partnership,
its Managing General Partner

By:	Newhall Management Corporation,
its Managing General Partner

	By:	/ S / DONALD L. KIMBALL
Donald L. Kimball
Vice President and
Chief Financial Officer